EXHIBIT 23.2
                                                                    ____________


               Consent of Ernst & Young LLP, Independent Auditors

     We consent to the incorporation by reference in this Registration Statement of Anacomp, Inc. on Form S-8 of our report dated December 12, 2002 (except note 4, as to which the date is December 19, 2002), with respect to the consolidated financial statements of Anacomp, Inc. included in the Annual Report (Form 10-K) for the nine months ended September 30, 2002 (Reorganized Company) and the three months ended December 31, 2001 (Predecessor Company). The consolidated financial statements of Anacomp, Inc. for the years ended September 30, 2001 and 2000, were audited by other auditors who have ceased operations. Those auditor's opinion on those statements contained an explanatory paragraph relating to the Company's ability to continue as a going concern in their report dated November 21, 2001.

                                                          /s/  ERNST & YOUNG LLP
                                                          ______________________


San Diego, California
October 22, 2003